SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                      Securities Exchange Act of 1934




             Date of Report (Date of earliest event reported):
                              August 15, 1997



                         FIRST CHARTER CORPORATION
          (Exact name of registrant as specified in its charter)



 North Carolina                   0-15829                    56-1355866
(State or other                 (Commission                (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)


        22 Union Street, North, Concord, North Carolina 28026-0228 (Addresses, including zip codes, of principal executive offices)


                               (704)786-3300
           (Registrant's telephone number, including area code)




Item 5   Other Events.

    On August 15, 1997, First Charter Corporation ("FCC") and Carolina State Bank ("CSB") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of CSB by FCC through the merger of CSB with and into First Charter National Bank, a wholly owned subsidiary of FCC (the "Merger"). Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock, $4.50 par value per share, of CSB (the "CSB Common Stock"), other than shares as to which dissenters' rights have been perfected and shares owned by FCC directly or indirectly for its own account, shall be converted into 1.023 shares of common stock, $5.00 par value per share, of FCC (the "Exchange Ratio"), with cash (without interest) to be paid in lieu of the issuance of fractional shares of common stock of FCC. The transaction is structured to qualify as a tax-free reorganization and is anticipated to be accounted for as a pooling of interests. Consummation of the Merger is subject to certain conditions, including but not limited to (i) the approval of the shareholders of FCC and CSB; (ii) the approvals of the Office of the Comptroller of the Currency and any other applicable federal and state regulatory authorities; (iii) the receipt of fairness opinions and opinions of counsel and accountants; and (iv) the continued effectiveness of a registration statement related to the Common Stock of FCC to be issued in the Merger.

    A copy of the joint news release issued by FCC and CSB on August 15, 1997 with respect to the Merger Agreement is filed as
Exhibit 99.1 hereto and incorporated by reference herein. The news release contained, among other things, information with respect to merger and related costs anticipated to be incurred in connection with the Merger.

    As previously reported, in connection with the execution of a letter of intent prior to negotiation of the Merger Agreement, FCC and CSB entered into a Stock Option Agreement dated June 30, 1997 (the "Stock Option Agreement"), pursuant to which CSB granted FCC an irrevocable option to purchase up to 330,776 shares of CSB Common Stock (19.9% of the CSB Common Stock outstanding, before giving effect to the exercise of the option) at a price of $13.25 per share, which option is exercisable only upon the occurrence of certain events generally related to a change in control of or a material business combination by CSB.

    The descriptions of the Merger Agreement and the Stock
Option Agreement are qualified in their entirety to the copies of such agreements filed as Exhibits 99.2 and 99.3 hereto, respectively, and which are incorporated herein by reference.

    This Current Report on Form 8-K, including the news release, contains forward-looking statements regarding the merger-related expenses that involve risk and uncertainty. FCC notes that a variety of factors could cause the merger-related expenses to differ materially from the anticipated costs, such as the inability of FCC to consummate the Merger by the end of fiscal year 1997 or the inability of FCC to consolidate the operations of CSB with FCC or to achieve technological efficiencies as soon as anticipated. Readers are cautioned not to place undue reliance on this information, which reflects management's judgment only as of the date thereof. FCC undertakes no obligation to publicly revise this information to reflect events and circumstances that arise after the date thereof.

Item 7   Financial Statements and Exhibits.

    (c)  The following exhibits are filed herewith:



      Exhibit No.               Description

        99.1 Joint news release disseminated on August 15, 1997 by First Charter Corporation and Carolina State Bank

        99.2          Agreement and Plan of Merger between First
                      Charter Corporation and Carolina State Bank, dated August 15, 1997

         99.3 Stock Option Agreement between First Charter Corporation, as grantee, and Carolina State Bank, as issuer, dated June 30, 1997 (incorporated herein by reference to Exhibit 99.2 of the Registrant's Form 8-K, dated June 30, 1997)





                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             FIRST CHARTER CORPORATION

                             By: /s/ ROBERT O. BRATTON
                                  Robert O. Bratton
                                  Executive Vice President and
                                  Chief Financial Officer


                                                    Dated:  August 18, 1997